U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) of the Securities Exchange Act of 1934

JET NEKO, INC.
(Exact name of registrant as specified in its charter)

Delaware	38-3012740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2-3-48, Ehiranishi
Miyazaki-shi, Miyazaki 888-0051
Japan
(Address of principal executive offices)

81-985-65-8000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:
None

Securities registered pursuant to Section 12(g) of the Exchange Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
(Do not check if a smaller reporting company)

TABLE OF CONTENTS

		Page
Item 1	Business	3
Item 1A	Risk Factors	6
Item 2	Management’s Discussion and Analysis of Financial Condition and Results of Operations	11
Item 3	Properties	13
Item 4	Security Ownership of Certain Beneficial Owners and Management	13

Item 5	Directors and Executive Officers	14
Item 6	Executive Compensation	14
Item 7	Certain Relationships and Related Transactions, and Director Independence Management’s Discussion and Analysis of Financial Condition and Results of Operations	16

Item 8	Legal Proceedings	16
Item 9	Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters	17
Item 10	Recent Sales of Unregistered Securities	18
Item 11	Description of Securities to be Registered	18

Item 12	Indemnification of Directors and Officers	18
Item 13	Financial Statements and Supplementary Data	F-1
Item 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	19
Item 15	Financial Statements and Exhibits	19

Forward-Looking Statements

This Form 10 contains forward-looking information. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management of Jet Neko, Inc. (the “Company”, “Jet Neko”, or “we”) and other matters. One can find many of these statements by looking for words including, for example, “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this Form 10. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

The Company has based the forward-looking statements relating to the Company’s operations on management’s current expectations, estimates and projections about the Company and the industry in which it operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to general economic and business conditions, competition, and other factors.

Item 1.           Description of Business.

Overview

We were incorporated in the State of Delaware on July 22, 1991 under the name Cattlemen’s Inc.

On February 6 2008 our charter was revoked by the State of Delaware and our company was considered dormant.  On March 26, 2010, Peter Klamka was appointed receiver for our company  and with funds supplied by Barton PK, LLC, a Michigan limited liability company (“Barton”), we reinstated our charter..

On April 1, 2010, we terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On June 11, 2010, Barton was issued 10,000,000 shares of common stock in exchange for $10,000 in expenses in conjunction with the receivership and Peter Klamka, the managing member of Barton, became the sole officer and director of our company.  On July 14, 2010, we effectuated a 100 for 1 reverse stock split.  On July 15, 2010 we changed our name to Omoplata, Inc.  On December 24, 2010, Peter Klamka resigned as an officer and director and Shiryu Kobashikawa, our current President and Chief Executive Officer, became our sole officer and director.  On December 25, 2010, Jet Neko Co., Ltd. acquired 100,000 shares of our common stock from Barton. On December 28, 2010, we changed our name from Omoplata, Inc. to Jet Neko, Inc.

On January 12, 2011, the Company issued 400,000 shares of restricted common stock valued at $40,000 to Shiryu Kobashikawa as director’s compensation.

On January 17, 2011, we purchased all of the issued and outstanding shares of stock of Jet Neko KK, a Japanese company, from Shiryu Kobashikawa for 10,000 Japanese yen.

On January 21, 2011, the Company issued to 195,000 shares of restricted common stock to Jet Neko KK for consideration of $78,313.

On March 16, 2011, Jet Neko Co., Ltd. a Japanese corporation, was merged into Jet Neko KK, a wholly owned subsidiary and changed its name to Jet Neko Co. Ltd.

On April 29, 2011, the Company amended its Certificate of Incorporation to effect a 1:100 forward stock split. As a result, the number of shares of authorized common stock were increased from 50,000,000 to 5,000,000,000 shares. The par value of our common stock was changed from $0.1 to $0.001.

On July 11, 2011, Shiryu Kobashikawa, our President, Chief Executive Officer and a director entered into a stock purchase agreement for the sale of 10,000,000 shares of our common stock by Mr. Kobashikawa to Hong Kong Alliance Fund, Limited for $2,500,000.

We are currently headquartered in Miyazaki, Japan.  We are a development stage company. From reconstitution on March 26, 2010 through December 31, 2010, we had no operations.

Our business operations are conducted through our wholly-owned subsidiary, Jet Neko Co., Ltd., a Japanese corporation, located in Miyazaki, Japan.  Jet Neko Co., Ltd. develops and sells computer software and hardware and solar energy cell phone chargers and batteries in Japan.  On January 17, 2011, we acquired all of the shares of common stock of Jet Neko KK, a Japanese corporation, for 10,000 yen.  On March 16, 2011, Jet Neko Co., Ltd., was merged into Jet Neko KK and Jet Neko KK changed its name to Jet Neko Co., Ltd.

Our core business consists of the manufacturing, sale and installation of solar panels, solar electrical systems and associated products. Until 2009, we were involved with the monitoring-camera systems business, in addition to the solar panel business. Over the past two years, we have shifted our core business to the solar panel field with a concentration on research and development.  Our main products include the solar outdoor light, portable solar generators and solar chargers.

Our Business

According to the European Photovoltaic Industry Association’s intermediate scenario, the introduction quantity of solar panels in the world is estimated to reach in 345GWp 2020, and 1081GWp(1.1TWp) in 2030.

Fuji Keizai Co., Ltd. issued a report in 2010, entitled "The Report of the World PV System and Peripheral Device Market Research", in which they announced the following:

* Market size of solar panel itself in 2025: Yen 8,997,800 million
* Market size of solar panel and peripheral device in 2025: Yen 12,698,900 million
* Market size of PV system construction (SI) in 2025: Yen 18.300,000 million

We aim our sales promotion in the niche market of solar panels specifically small solar panels that the major manufacturers do not handle.

Our business focus is on:

Development and distribution of portable solar generators;
Development and distribution of solar power supply for vending machines;
Development and distribution of solar outdoor lights;
Development and distribution of monitoring cameras and related software;
Development and distribution of solar cell phone chargers;
Product development, production and distribution of solar panels;
Internet advertisement, information service, free-paper publication;
Development and distribution of food service system software for business purposes; and
Development of aqueous battery

Our Products Include:

Portable Solar Generator/Sola Unagi

The Sola Unagi is a portable solar generator developed by employing the eco-friendly Sola Neko technology which we market to consumers and companies in Japan. The Sola Unagi comes with a 100W AC outlet and is housed in a compact case. This product integrates the battery, inverter, and controller and only sun is required for power generation in this product.

The advantages of the Sola Unagi include its small size, lightweight, and no fuel design make it more convenient than conventional generators; integrated components (battery, inverter, converter); fuel is unnecessary; there is no noise; it begins charging as soon as it is exposed to the sun and can be used immediately; it is long lasting and has multipurpose. The generator can be used when there is no fuel, in case of a disaster or other emergency situation. It can also be used in a private capacity or a public capacity such as an evacuation center or other outdoor activities. However, the Sola Unagi may cost more than an engine formula and the output power is weaker than an engine formula.

Solar power supply for vending machine/Sola Taka (Hawk)

The Sola Taka is a solar power supply for vending machines with the potential for CO2 reduction to combat global warming which is usable even during power failures during disasters or emergencies.

Solar Outdoor Light/Sola Kirin

The Sola Kirin generates electricity from sunlight and is used for outdoor lighting on the streets, parks and gardens. When the solar panel is placed under the sunlight, the Solar Outdoor Light will generate electricity and the lights will turn on automatically at night. LED bulbs are used for light because that type of bulb increases the life and length of the charge, and also there is no need for wiring because it is powered by solar energy. This is an ecological product which can be installed anywhere there is sunlight during the day. Although the initial cost may be higher than wired fluorescent lamps, we believe that the Solar Outdoor light provides advantages including, there is no need for wiring from public electricity, the light can be used when public electricity is lost, LEDs are used for light bulbs and are superior in durability, the cost of running these lights is less expensive than a wired fluorescent lamp.

We believe we have an advantage over competing small-to-medium sized manufacturers in our industry because we believe that the quality, performance, and price of our solar outdoor lights is superior due to our research and development in developing our products.

We market the Sola Kirin to 20 sales agencies in Japan.

Solar Charger /Sola Neko

Sola Neko is a revolutionary palm-sized, easy to use solar cell phone charger with a durable lightweight body. The charger converts solar energy to electricity through its solar panel for the use of the phone’s internal battery.  The Sola Neko has reduced the charging time of cell phone batteries to 20 minutes in many cases through use of a booster chip, making Sola Neko a high speed charger. A built-in nickel hydride battery makes the charger resistant to heat. Sola Neko is also an eco-friendly charger as it can be used repeatedly, without having to change the battery once it is charged. Sola Neko is patented in Japan and is patent disclosed in 110 countries.

Product Description:
Resin/ABS body

Type 4.0V/80mA/Single Crystal Silicon Solar Cells (MAX)

2.4V/650mA hydride batteries/storage batteries Nickel

4.5V ~ 5.0V output voltage from the charger

Ultra-bright white LED/light source (Full Charge lasts 24 hours)

Optimum temperature : -10° C ~ 50° C Operating temperature range

Carriers Supported: Docomo /au /SoftBank (802SE

We market the Sola Neko to consumers in Japan.

Intellectual Property

We have the following intellectual property in Japan covering our technology:

Solar cell phone charger Sola Neko	Patent No. 4299223 which expires April 24, 2012.
Solar outdoor light Sola Kirin	Patent No. 4119476 which expires May 2, 2012.
Solar power supply for Vending Machine Sola Taka	Patent No. 4486474 which expires April 2, 2012.

Utility models:

Solar power supply for vending machine	Utility model No. 3140221 which expires February 20, 2012.
Canned cell phone charger which is fit for vending machine	Utility model No. 3154713 which expires September 30, 2012.

Design rights:

Cell phone charger	Design right No. 1205252 which expires March 26, 2012.
Connecter for cell phone charger	Design right No. 1334863 which expires January 25, 2012.
Outdoor light	Design right No. 1322786 which expires May 30, 2012.
Outdoor light	Design right No. 1353780 which expires February 20, 2012.

Trademark

Sola Taka	Trademark No. 1378817 which expires January 28, 2016.
Sola Chameleon	Trademark No. 5236614 which expires June 5, 2014.
Sola Neko	Trademark No. 4715733 which expires October 3, 2013.
SolaNeko	Trademark No. 4715734 which expires October 3, 2013.
Sola Unagi	Trademark No. 5119615 which expires March 14, 2013.
Sola Tako	Trademark No. 5123661 which expires March 28, 2013.
Sola Kirin	Trademark No. 5123689 which expires March 28, 2013.
Sola Kame	Trademark No. 5127768 which expires April 11, 2013.

Manufacturing and Sales

We are a built-to-order manufacturer. Our products are assembled at our Sadowara factory Solar panels, which are the principal components of our products, are supplied from solar panel manufacturers.  We have ten solar panel suppliers, which consist of four Japanese suppliers, four Taiwanese suppliers and two Chinese suppliers.

We have 20 sales agencies which sell our products to end users.

Competition

Our industry is highly competitive and has low barriers to entry. Our target is a niche and special market to which  many major Japanese companies do not make marketing efforts. There are many competitors for each our products and current competitors are mainly niche companies. However, if major companies manufacture similar products to ours and target our market, we may be unable to compete successfully against such companies as they may have significantly more capital and greater resources than we do for marketing, development, acquisitions or other opportunities. Our inability to compete with our current and potential competitors, may result in price reductions, reduced margins and the inability to achieve market acceptance.

Employees

As of February 8, 2011, we have 17 full-time employees.

Item 1A.        Risk Factors

Risk Related to Our Company

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Our ability to continue as a going concern is dependent on our ability to commence operations.

As of December 31, 2010 we were a development stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability.   Our auditor’s report in our financial statements for the fiscal year ended December 31, 2010 contains a going concern opinion. We have a net loss of $1,113,697 from reconstitution inception (March 26, 2010),working capital deficiency of $2,613,193 and a stockholders’ deficit of $1,781,035 as of September 30, 2011. These factors raise substantial doubt about our ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the solar industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

We expect our quarterly financial results to fluctuate which may lead to volatility in our stock price.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•            demand for our products;

•           our ability to retain existing customers or encourage repeat purchases;

•           our ability to manage our product mix and inventory;

•           general economic conditions;

•           advertising and other marketing costs;

•           costs of expanding or enhancing our products.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors. In this event, the price of our common stock may decline.

Our Chief Executive Officer and President, Shiryu Kobashikawa, beneficially owns approximately or has the right to vote 50.7% of our outstanding common stock. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

•           election of  our  board  of  directors;

•           removal of  any  of  our  directors;

•           amendment of  our  Certificate of Incorporation  or  bylaws;  and

•           adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position he is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease.  Mr. Kobashikawa's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because our industry is highly competitive and has low barriers to entry, we may lose market share to larger companies that are better equipped to weather a deterioration in market conditions due to increased competition.

Our industry is highly competitive and fragmented, is subject to rapid change and has low barriers to entry. We may in the future compete for potential customers with electricians, utilities and other providers of solar power equipment or electric power. Some of these competitors may have significantly greater financial, technical and marketing resources and greater name recognition than we have.

We believe that our ability to compete depends in part on a number of factors outside of our control, including:

  •   the ability of our competitors to hire, retain and motivate qualified technical personnel;

  •   the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

  •   the price at which others offer comparable services and equipment;

  •   the extent of our competitors’ responsiveness to client needs; and

  •   our technology.

Competition in the solar industry may increase in the future, partly due to low barriers to entry, as well as from other alternative energy resources now in existence or developed in the future. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our internal growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced employees, including technical personnel. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel. We expect competition for such personnel to increase as the market for solar power expands. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could harm our business.

If we are unable to successfully achieve broad market acceptance of our products, we may not be able to generate enough revenues in the future to achieve or sustain profitability.

We are dependent on the successful commercialization of our solar products. The market for small solar products is at an early stage of development and unproven. Our technology may not gain adequate commercial acceptance or success for our business plan to succeed.

If we experience quality control problems or supplier shortages from component suppliers, our revenues and profit margins may suffer.

Our dependence on third-party suppliers for components of our products involves several risks, including limited control over pricing, availability of materials, quality and delivery schedules. Any quality control problems or interruptions in supply with respect to one or more components or increases in component costs could materially adversely affect our customer relationships, revenues and profit margins.

Our technology competes against other small solar technologies. Competition in our market may result in pricing pressures, reduced margins or the inability of our products to achieve market acceptance.

We compete against many companies seeking to address the solar power market. We may be unable to compete successfully against our current and potential competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance. Our competition may have significantly more capital than we do and as a result, they may be able to devote greater resources to take advantage of acquisition or other opportunities more readily.

Intellectual property rights may not protect our business.

We use a combination of patents, trademarks and trade secrets to protect any proprietary intellectual property rights that we may develop or acquire from third parties. We cannot assure you that patent and trademark registration applications will result in issued patents and registered trademarks, or that, if issued, our applications will be upheld if challenged. Further, even if granted, we cannot assure you that these patents and trademarks will provide us with any protection from competitors or, that if they do provide any meaningful level of protection, that we will have the financial resources necessary to enforce our patent and trademark rights. In addition, we cannot assure you that others will not independently develop technologies similar to those covered by our pending patents and trade secrets, or design around the pending patents. If others are able to design around our patents, our results of operations could be materially adversely affected. Further, we will have very limited, if any, protection of our proprietary rights in those jurisdictions where we have not affected any filings or where we fail to obtain protection through our filings. There can be no assurance that third parties will not assert intellectual property infringement claims against us with respect to products we may develop. We may be responsible for defending against charges of infringement of third party intellectual property rights by our actions and products and such assertion may require us to refrain from the sale of our products, enter into royalty arrangements or undertake costly litigation. Further, challenges may be instituted by third parties as to the validity, enforceability and infringement of our patents. Our adherence to industry standards with respect to our product may limit our opportunities to provide proprietary features which may be protected.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

RISKS RELATING TO OUR COMMON STOCK

We may in the future issuance additional shares of our common stock which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 5,000,000,000 shares of common stock, of which  75, 137,400 shares are issued and outstanding as of February 8,  2012.  The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

Item 2.           Management’s Discussion and Analysis of Financial Condition and Results of Operations

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of our company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

Our business operations are conducted through our wholly-owned subsidiary, Jet Neko Co., Ltd. Our core business consists of the manufacturing, sale and installation of solar panels, solar electrical systems and associated products. Until 2009, we were involved with the monitoring-camera systems business, in addition to the solar panel business. Over the past two years, we have shifted our core business to the solar panel field with a concentration on research and development.  Our main products include the solar outdoor light, portable solar generators and solar chargers.

Results of Operations

	For the Year Ended December 31,		For the Nine Months Ended
	2009	2010	2010	2011

Total revenues	$0	$1,501	$0	$493,825

Cost of revenues	$0	$0	$0	$660,657

Operating expenses	$0	$22,616	$11,501	$894,259

Net income	$0	$(21,115)	$(11,501)	$(1,331,905)

Current assets	$0	$0	$0	$1,167,796

Total assets	$0	$0	$0	$4,912,999

Total liabilities	$0	$11,115	$1,501	$6,695,150

Shareholders' equity	$0	$(11,115)	$(1,501)	$(1,782,152)

For the nine months ended September 30, 2011, the Company had a net loss of $1,093,697 as compared to a net loss of $11,501 in the comparative period of the prior year. As of September 30, 2011, the Company has total assets of  $4,912,999 and  shareholders’ deficit of $1,781,035 as compared to total assets of  $0 and  shareholders’ deficit of  $1,501 as of September 30, 2010. These changes were due to consolidation with Jet Neko, Co., Ltd.

Liquidity and Capital Resources

On July 11, 2011, we entered into a six-month consulting agreement with Wakabayashi Fund LLC, a Japanese limited liability company (“Wakabayashi”), pursuant to which Wakabayashi will provide consulting services to assist us to obtain financing for working capital purposes for a monthly retainer of 1,000,000 yen, commencing July 14, 2011. Wakabayashi also received 100,000 shares of our common stock as a non-refundable retainer from Shiryu Kobashikawa. Under the Agreement, Wakabayshi is also entitled to 7% of any equity and 5% of any debt financing introduced through Wakabayashi for a period of 24 months, as a success fee.

We currently do not have sufficient cash to operate for  the next 12 months and we are making efforts to generate adequate cash flow from our business activities and marketing and sales activities. However, there is no assurance that we can gain adequate operating cash flow, so we continue to actively seek additional sources of capital to fund current and future operations.

The Company had a cash balance of $111,735 and working capital deficit of $2,613,193 as of September 30, 2011.

Going Concern Consideration

Our financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have a net loss of $1,113,697 from March 26, 2010 (the date of our reconstitution), a working capital deficiency of $2,613,193 and a stockholders’ deficit of $1,781,035 as of September 30, 2011.  These factors raise substantial doubt about our ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that we will be successful in raising additional capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

Our significant accounting policies are summarized in Note 2 of our financial statements for the year ended December 31, 2010. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

Item 3.           Properties

We own approximately 11,567 square feet of corporate office space at 2-3-48, Ehiranishi, Miyazaki-shi, Miyazaki 880-0051, Japan.  Management believes that our office space is suitable for our current needs. We manufacture our products at our factory located in 16079-70, Dogasako, Higashikaminaka, Sadowara, Miyazaki-shi, Miyazaki 880-0303, Japan which consists of approximately 6,376 square feet.  We lease this space, which consists of warehouse and office space, for 420,000 JPY per month pursuant to a one-year lease entered into in March 2008 which automatically renews for successive one-year terms if neither party provides notice of its desire to terminate the lease in accordance with the lease terms.  We believe that our factory is suitable for our current needs.

Item 4.           Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of February 8, 2011, the number of our shares of common stock beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our officers and directors; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 75,137,400 shares of common stock which are issued and outstanding as of February 8, 2011.  Unless indicated otherwise, all addresses below are c/o Jet Neko, Inc., 2.3.48 Ehiranishi, Miyazaki-shi, Miyazaki 880-0051, Japan.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Shiryu Kobashikawa	38,134,200	50.7%
Tokimasa Kobashikawa	4,758,000	6.3%
Directors and officers as a group (1 individual)	38,134,200	50.7%

Shiryu Kobashikawa is the President, Chief Executive Officer and Director of the Company and Jet Neko Co., Ltd which is the wholly owned subsidiary of the Company.

Tokimasa Kobashikawa is a director of Jet Neko Co., Ltd. and the son of Shiryu Kobashikawa.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Item 5.           Directors and Executive Officers

Directors and Executive Officers.

The following table sets forth certain information regarding the sole member of our board of directors and our sole executive officer:

Name	Positions Held with the Company	Age
Shiyu Kobashikawa	President, Chief Executive Officer and a director	65

Our directors hold office until the next annual general meeting of the stockholders or until their successors are elected and qualified. Our officers are appointed by our board of directors and hold office until their earlier death, retirement, resignation or removal.

Shiyu Kobashikawa Mr. Kobashikawa has served as our President, Chief Executive Officer and a director since December 24, 2010 and as President of Jet Neko Co., Ltd., since 2003. Prior to establishing Jet Neko Co., Ltd. in 2003, Mr. Kobashikawa worked at Miyazaki Computer Co., Ltd. from 1970 as a manager.

Mr. Kobashikawa is not a director in any other U.S. reporting companies nor has he been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which he or any of his associates is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Item 6.           Executive Compensation

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officers (each a “named executive officer”) for last two fiscal years. No executive officer earned compensation in excess of $100,000 during fiscal 2010 or 2009.

SUMMARY COMPENSATION TABLE

							Non-Equity	Nonqualified	All
Name and				Stock		Option	Incentive Plan	Deferred	Other
Principal		Salary	Bonus	Awards		Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)		($)	($)	Earnings ($)	($)	($)
Shiryu Kobashikawa	2011	0	0	40,000	(2)	0	0	0	0	40,000	(2)
President, Chief Executive Officer	2010	0	0	0		0	0	0	0	0

Peter Klamka	2011	0	0	0		0	0	0	0	0
Former President (1)	2010	0	0	0		0	0	0	0	0

(1) Mr. Klamka resigned as President and as a director of our company on December 24, 2010.
(2) On January 12, 2011, the Company issued 400,000 shares of restricted common stock valued at $40,000 to Shiryu Kobashikawa as director’s compensation.

There are no employment agreements with an executive officer.

Outstanding Equity Awards

Our officers and directors do not have unexercised options, stock that has not vested, or equity awards. There were no outstanding equity awards to our named executive officers at December 31, 2010.

Compensation of Directors

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Shiryu Kobashikawa	2011	0	40,000	(1)	0	0	0	0	40,000	(1)
	2010	500	0		0	0	0	0	500

(1) On January 12, 2011, the Company issued 400,000 shares of restricted common stock valued at $40,000 to Shiryu Kobashikawa as director’s compensation.

We do not currently have Board committees, including an audit committee.

Item 7.           Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions

Except as described below, there were no transactions with any executive officers, directors, 5% stockholders and their families and affiliates since January 1, 2009.

On June 11, 2010, we issued to Barton PK, LLC 10,000,000 shares of restricted common stock in exchange for $10,000 in costs and expenses in conjunction with the receivership. Peter Klamka, the managing member of Barton PK, LLC, become the  sole officer and director of the Company at that time.

On January 12, 2011, the Company issued 400,000 shares of restricted common stock valued at $40,000 to Shiryu Kobashikawa as director’s compensation

On January 17, 2011, we purchased all of the issued and outstanding shares of Jet Neko KK, a Japanese company, for 10,000 Japanese yen. Shiyu Kobashikawa, our President, Chief Executive Officer and a director, is the President and Chief Executive Officer of Jet Neko KK.

On January 21, 2011, we issued 195,000 shares of restricted common stock at a purchase price of $0.4 per share to Jet Neko KK for $78,313. Shiyu Kobashikawa, our President, Chief Executive Officer and a director, is the President and Chief Executive Officer of Jet Neko KK.

Tokimasa Kobashikawa is a director of Jet Neko Co., Ltd., our wholly-owned subsidiary and the son of Shiryu Kobashikawa, our President, Chief Executive Officer and a director..

Director Independence

We are not subject to the listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the NYSE Alternext US (formerly known as the American Stock Exchange).

Item 8.           Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

Item 9.           Market Price of and Dividends on Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is quoted on the over the counter pink sheets under the trading symbol NEKO.PK. The following table shows the high and low bid quotations for our common shares on the pink sheets for periods indicated. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Fiscal Year 2011	High Bid	Low Bid
Fourth Quarter	$13.75	$0.51
Third Quarter	$18.00	$0.75
Second Quarter	$18.00	$0.53
First Quarter	$0.53	$0.53

Fiscal Year 2010	High Bid	Low Bid
Fourth Quarter	$0.53	$0.53
Third Quarter	$25.00	$0.53
Second Quarter	$25.00	$0.50
First Quarter	$12.00	$0.02

On February 8, 2012, the closing bid price of our common stock on the OTC pink sheets quotation system was $10.50 per share.

As of February 8, 2012, there were approximately 1,190 holders of record of our common stock.

Dividends

We have not declared or paid any cash dividends on our common stock and we do not anticipate paying any dividends in the foreseeable future. We expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will depend upon our future revenues, earnings and capital requirements and other factors the Board considers relevant.

Warrants or Options

The Company does not have any warrants outstanding and the Company has not yet adopted a stock option plan.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

Item 10.        Recent Sales of Unregistered Securities

On June 11, 2010, 10,000,000 shares of common stock were issued to Barton in exchange for $10,000 of expenses provided by Barton related to the reinstatement of our charter and expenses related to the receivership.  The shares were issued pursuant an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

On January 12, 2011, we issued 400,000 shares of restricted common stock to Shiryu Kobashikawa as director compensation..  The shares were issued pursuant an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

On January 21, 2011, we issued 195,000 shares of restricted common stock to Jet Neko KK for $78,313. The shares were issued pursuant an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Item 11.        Description of Securities to be Registered

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to this Form 10.

Common Stock

We are authorized to issue 5,000,000,000  shares of common stock, par value $0.001, of which 75,137,400 shares are issued and outstanding as of February 8, 2012.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay defer or prevent a change in control of our company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.01, none of which is issued and outstanding.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

Item 12.        Indemnification of Directors and Officers

Our Certificate of Incorporation and By-laws require that our directors and officers be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law, against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf and permit us to indemnify our officers, employees and other agents as set forth under Delaware law. We will indemnify any such person in connection with a proceeding initiated by such person only if such indemnification is expressly required by law, the proceeding was authorized by our Board of Directors, the indemnification is provided by us, in our sole discretion, pursuant to the Delaware General Corporation Law or other applicable law or is otherwise expressly required by our Certificate of Incorporation or By-laws. Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other agents under specified circumstances and subject to specified limitations. Delaware law also permits a corporation to not hold its directors personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•breach of their duty of loyalty to the corporation or its stockholders;
•acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; and
•any transaction from  which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Certificate of Incorporation also permits us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted by directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 13.         Financial Statements

JET NEKO INC.
(FORMERLY KNOWN AS CATTLEMAN’S INC
AND OMOPLATA, INC)
Unaudited Condensed Consolidated Financial Statements
For The Nine Months Ended September 30, 2011 and 2010
(Stated in US Dollars)

JET NEKO INC
(FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC)

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PAGES

Unaudited Condensed Consolidated Balance Sheets	F-3 - F-4

Unaudited Condensed Consolidated Statements of Operations	F-5

Unaudited Condensed Consolidated Statements of Stockholders’ Deficit and Comprehensive Income	F-6

Unaudited Condensed Consolidated Statements of Cash Flow	F-7 - F-8

Notes to Unaudited Condensed Consolidated Financial Statements	F-9 - F-19

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September	December
	30, 2011	31, 2010
	(unaudited)	(audited)

ASSETS

CURRENT
Cash and cash equivalents	$111,735	$-
Accounts receivable, net	88,088	-
Inventories	967,973	-

TOTAL CURRENT ASSETS	$1,167,796	$-

NON-CURRENT
Land	$1,055,121	$-
Property and equipment, net	2,658,721	-
Intangible asset, net	12,003	-
Investment	19,358	-

TOTAL ASSETS	$4,912,999	$-

LIABILITIES AND SHAREHOLDER EQUITY

CURRENT
Account payables	$3,449,031	$-
Accrued expenses	25,052	10,000
Short-term loans payables	306,906	-

TOTAL CURRENT LIABILITIES	$3,780,989	$10,000

NON-CURRENT
Long-term loans payables	$2,871,048	$-
Lease liabilities	41,997	-

TOTAL LIABILITIES	$6,694,034	$10,000

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

	September 30, 2011 (unaudited)	December 31, 2010 (audited)

SHAREHOLDER EQUITY
SHARE CAPITAL
Preference shares – 10,000,000 authorized,
par value $0.01
- issued and fully paid - nil	$-	$-
Common shares – 5,000,000,000 authorized,
(December 31, 2010 – 50,000,000)
par value $0.001 (December 31, 2010 - $0.1)
- issued and fully paid – 75,137,400
(December 31, 2010 – 156,374)	$75,136	$15,636

Additional paid in capital	$53,177	$(5,636)

Deficit accumulated during the development stage	$(1,886,963)	$(20,000)

Other comprehensive income	$(22,385)	$-

TOTAL SHAREHOLDER EQUITY	$(1,781,035)	$(10,000)

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$4,912,999	$-

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

					From March 26,
	For the	For the	For the	For the	2010
	Three months	Three months	Nine months	Nine months	(Reconstitution)
	ended	ended	ended	ended	through
	September 30,	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010	2011

SALES	$62,413	$-	$493,825	$-	$493,825
COST OF SALES	(214,330)	-	(660,657)	-	(660,657)

GROSS LOSS	(151,917)	-	(166,832)	-	(166,832)

OTHER INCOME
Other income and expenses, net	$8,868	$-	$11,541	$-	$11,541
Gains from write-off of notes payables	-	-	-	-	1,501

Total other income	8,868	-	11,541	-	13,042

EXPENSES
Compensation for key management personnel	$(16,116)	$-	$(81,508)	-	(81,508)
Salaries and other personnel	(166,410)	-	(374,279)	-	(374,279)
General and administrative	(264,903)	-	(478,070)	(11,501)	(499,571)

Total Expenses	$(447,429)	$-	$(933,857)	$(11,501)	(955,358)

NET LOSS BEFORE TAXES	$(590,478)	$-	$(1,089,148)	$(11,501)	$(1,109,148)

Income Tax Expenses	$(3,343)	$-	$(4,549)	$-	$(4,549)

NET LOSS	$(593,821)	$-	$(1,093,697)	$(11,501)	$(1,113,697)

OTHER COMHREHENSIVE INCOME
Foreign currency translation of financial statements of overseas subsidiary	$(39,790)	$-	$(22,385)	$-	$(22,385)

TOTAL COMPREHENSIVE LOSS	$(633,611)	$-	$(1,116,802)	$(11,501)	$(1,136,802)

EXTRAORDINARY ITEM
Prior year accumulated loss from a merge	-	-	(773,266)	-	(773,266)

TOTAL LOSS	(633,611)	-	(1,889,348)	(11,501)	(1,909,348)

WEIGHTED AVERAGE SHARES OUTSTANDING	75,137,400	156,374	69,680,017	9,285,301

NET LOSS PER SHARE	$(0.01)	$-	$(0.02)	$(0.00)

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDER DEFICIT
FOR THE PERIOD FROM JANUARY 1, 2010 TO SEPTEMBER 30, 2011

				ACCUMULATED
			ADDITIONAL	OTHER
	COMMON SHARES		PAID IN	COMPREHENSIVE
	NUMBER	AMOUNT	CAPITAL	INCOME	DEFICIT	TOTALS

Balance – January 1, 2010	5,635,859	$5,636	$(5,636)	$-	$-	$-

Shares issued for services, June 11 , 2010	10,000,000	10,000	-	-	-	10,000

Reverse split – 100 for 1	(15,479,485)	-	-	-	-	-

Net loss for the nine months ended September 30, 2010	-	-	-	-	(11,501)	(11,501)

Balance – September 30, 2010	156,374	15,636	(5,636)	-	(11,501)	(1,501)

Net loss	-	-	-	-	(8,499)	(8,499)

Balance – December 31, 2010 (audited)	156,374	$15,636	$(5,636)	$-	$(20,000)	$(10,000)

Shares issued for director fee, January 12, 2011	400,000	40,000	-	-	-	40,000

Issuance of shares, January 21, 2011	195,000	19,500	58,813	-	-	78,313

Capital contribution from merge, March 16, 2011	-	-	-	-	(773,266)	(773,266)

Stock Split – 1 for 100	74,386,026	-	-	-	-	-

Net loss for the nine months ended September 30, 2011	-	-	-	-	(1,093,697)	(1,093,697)

Foreign currency translation adjustment	-	-	-	(22,385)	-	(22,385)

Balance – September 30, 2011 (unaudited)	75,137,400	75,136	53,177	(22,385)	(1,886,963)	(1,781,035)

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

			March 26,
	For the	For the	2010
	Nine months	Nine months	(Reconstitution)
	ended	ended	through
	September 30,	September 30,	September 30,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,093,697)	$(11,501)	$(1,113,697)
Stock issued for services rendered	40,000	10,000	50,000
Depreciation of property and equipment	152,227	-	152,227
Allowance for doubtful accounts	18,041	-	18,041
Changes in assets and liabilities
Account receivables	(88,088)	-	(88,088)
Inventories	(967,973)	-	(967,973)
Account payables	3,449,031	-	3,449,031
Accrued expenses	15,052	-	25,052
Note payables	-	1,501	-

NET CASH FLOWS USED IN OPERATING ACTIVITIES	$1,524,593	$-	$1,524,593

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of land	$(1,055,121)	-	(1,055,121)
Purchase of property and equipment	(2,813,386)	-	(2,813,386)
Purchase of intangible asset	(12,003)	-	(12,003)
Purchase of investment	(46,637)	-	(46,637)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	$(3,927,147)	$-	$(3,927,147)

CASH FLOWS FROM FINANCING ACTIVITIES		-
Short-term loans raised	$306,906	$-	$306,906
Long-term loans raised	2,871,048	-	2,871,048
Lease liabilities raised	41,997	-	41,997
Capital contribution from a merge, net	(773,266)	-	(773,266)
Proceeds on the issuance of stocks	78,313	-	78,313

NET CASH FLOWS GENERATED FROM FINANCING ACTIVITIES	$2,524,998	$-	$2,524,998

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

			March 26,
	For the	For the	2010
	Nine months	Nine months	(Reconstitution)
	ended	ended	through
	September 30,	September 30,	September 30,
	2011	2010	2011

Net Change in Cash and Cash equivalents	122,444	-	122,444

Effect of foreign exchange rate changes	(10,709)	-	(10,709)

Cash and cash equivalents – beginning of period	-	-	-

Cash and cash equivalents – end of period	111,735	-	111,735

SUPPLEMENTARY INFORMATION
Interest paid	-	-	-

Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 1	DECRIPTION OF BUSINESS

Organization and Basis of Presentation

Jet Neko, Inc. which was previously known as Cattleman’s Inc. (“the Company”) was incorporated in the State of Delaware on July 22, 1991.

On February 6 2008 the Company’s charter was revoked by the State of Delaware. The Company no longer retained a Resident Agent in the State of Delaware. The Company’s shares were listed on the Pink Sheets under the symbol “CTLO”. The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders. As a result, the Company was considered dormant since February 6, 2008.

On March 26, 2010 (date of reconstitution of the corporation), Peter Klamka was appointed receiver for the corporation by Wayne Country Circuit Court, Detroit Michigan (Case number 09-016463-CB). Under Mr. Klamka’s receivership and with funds supplied by Barton PK, LLC, a Michigan limited liability company, the Company reinstated its charter.

On April 1, 2010, the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On June 11, 2010, Peter Klamka issued to Barton PK, LLC 10,000,000 shares of restricted common stock in exchange for $10,000 in costs and expenses in conjunction with the receivership. Peter Klamka, the managing member of Barton PK, LLC, become the role of sole officer and director of the Company at that time.

On July 14, 2010, the Company effected a 100 for 1 reserve stock split.

On July 15, 2010, the Company changed its name to Omoplata, Inc.

On December 24, 2010, Peter Klamka resigned as an officer and director. Shiryu Kobashikawa, current President and Chief Executive Officer, became the sole officer and director.

On December 25, 2010, Jet Neko Co. Ltd. acquired 100,000 shares of its common stock from Barton PK, LLC, and changed its name to Jet Neko, Inc.

On January 12, 2011, the Company issued 400,000 shares of restricted common stock valued at $40,000 to Shiryu Kobashikawa as director’s compensation.

On January 17, 2011, the Company acquired 25 shares of common stock representing 100% shares of Jet Neko KK, a Japanese Corporation, for 10,000 yen.

On January 21, 2011, the Company issued to 195,000 shares of restricted common stock to Jet Neko KK for consideration of $78,313.

On April 29, 2011, the Company effectuated a 1:100 forward split, the number of common shares authorized is increased from 50,000,000 to 5,000,000,000, and the par value of common shares is adjusted from $0.1 to $0.001.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 1	DECRIPTION OF BUSINESS (CONTINUED)

Organization and Basis of Presentation (continued)

On April 29, 2011, the Company splits its issued and outstanding common stock at 100 shares for every 1 share outstanding.

The Company is currently headquartered in Miyazaki, Japan.

The Company’s business operations are conducted through its wholly-owned subsidiary, Jet Neko Co. Ltd. a Japanese corporation, located in Miyazaki, Japan. Jet Neko Co. Ltd. develops and sells computer software and hardware and solar energy cell phone chargers and batteries in Japan. On March 16, 2011, Jet Neko Co. Ltd. was merged into Jet Neko KK and Jet Neko KK changed its name to Jet Neko Co. Ltd.

The Company’s core business consists of the manufacturing, sale and installation of solar panels, solar electrical systems and associated products. Over the past two years, Jet Neko Co. Ltd. has shifted its core business to the solar panel field with a concentration on research and development. The Company’s main products include the solar outdoor light, portable solar generators and solar chargers.

The Company’s fiscal year end is December 31.

Basis of Presentation – Development Stage Company

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception of the development stage to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

The Company has treated its accounting of the current year as a quasi-reorganization and as such has revalued all prior assets, liabilities and accumulated retained earnings or deficit as an adjustment to additional paid in capital.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation

Foreign currency financial statements have been translated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation”. The Company considers its functional currency to be Japanese yen for its Japanese operations. Pursuant to this statement, the assets and liabilities are translated into US dollars at the year-end exchange rates. All income and expense accounts are translated at average rates of exchange for the year. The resulting translation adjustments are included in accumulated other comprehensive income (loss).

Cash and Cash Equivalents, and Credit risk

For purposes of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The Company maintains a portion of its deposits in Japanese financial institutions that insures its deposits with the DIC insurance up to 10,000,000 yen per depositor and deposits in excess of such insured amounts represent a credit risk to the Company. At September 30, 2011 the Company had 0 yen in cash that was uninsured.

Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Inventory

Inventories are stated at the lower of actual historical cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale.

When inventories are sold, their carrying amount is charged to expense in the year in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the year the impairment or loss occurs. There were no declines in net realizable value of inventory for the period/ years ended September 30, 2011 and December 31, 2010, respectively.

Property, Plant and Equipment

Property, plant and equipment are located at the Company’s facility in Miyazaki, Japan and they are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life of the equipment.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Comprehensive income

Accumulated other comprehensive income represents unrealized gains and losses on marketable securities held by the Company, which are included in the consolidated statement of shareholder deficit.

Revenue recognition

The Company recognizes revenue on arrangements in accordance with FASB Accounting Standards Codification No. 605 – “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

Advertising

Advertising costs are expensed as incurred.

Reclassification of Prior Period Accounts

Certain amounts from prior periods have been reclassified to conform to the current year presentation.

Fair Value Measurements

Our financial instruments as defined by the FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments”, include cash, investments and other current liabilities. All instruments except investments are accounted for on a historical costs basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2011 and December 31, 2010. Investments are adjusted to fair market value at each reporting period.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (continued)

Effective January 1, 2008, the Company adopted FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments”. The provisions of FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments are applicable to all of the Company’s assets and liabilities that are measured and recorded at fair value. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments” establishes a new framework for measuring fair value and expands related disclosures. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments “ defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments” establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy defined are described below.

Level 1:
Quoted prices are available in active markets for identical assets or liabilities. Active markets are those in which transaction for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:
Pricing inputs include significant inputs that are generally unobservable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

As required by FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings Per Share

The Company has adopted the FASB ASC Topic regarding earnings per share, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. There were no common stock equivalents outstanding on September 30, 2011 and 2010.

Deferred and Current Income Taxes

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting. A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

Income taxes are provided based upon the liability method of accounting pursuant to the FASB ASC Topic concerning Income Taxes. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by the FASB ASC Topic concerning Income Taxes to allow recognition of such an asset.

Investments

The Company accounts for its marketable securities, which are classified as trading securities, in accordance with generally accepted accounting principles for certain investments in debt and equity securities, which requires that trading securities be carried at fair value. Unrealized gains and losses due to changes in fair value as well as realizes gains and losses resulting from sales of securities are reported as Other Income/ Expenses in the consolidated statement of operations. Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses is determined on a specific identification basis.

Stock-based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services and compensation from inception through the period ended as presented. The total amount of common stock issued for services was $50,000 from reconstitution through September 30, 2011.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based Compensation (continued)

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the service provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

NOTE 3             GOING CONCERN

The accompanying financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net loss of $1,136,697 from reconstitution, a working capital deficiency of $2,613,193 and a stockholders’ deficit of $1,781,035 as of September 30, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital and establish probable or proven reserves. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4             FEDERAL INCOME TAXES

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For the period/ year ended September 30, 2011 and December 31, 2010, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward is approximately $1,113,697 as at September 30, 2011 and will expire beginning in the year 2031. Annual use of the net operating loss may be limited by Internal Revenue Code Section 382 due to an ownership change.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 4             FEDERAL INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

			March 26,
	For the	For the	2010
	Nine months	Nine months	(Reconstitution)
	ended	ended	through
	September 30,	September 30,	September 30,
	2011	2010	2011

Deferred tax asset attributable to
Net operating loss carryover	371,857	3,910	378,657
Valuation allowance	(371,857)	(3,910)	(378,657)

Net deferred tax assets	$-	$-	$-

NOTE 5             CAPITAL STOCK TRANSACTIONS

The Company issued 10,000,000 shares of common stock to reimburse a shareholder for costs and expenses totaling $10,000 on June 11, 2010.

On July 14, 2010, the Company reverse split its issued and outstanding common stock at 1 share for every 100 shares outstanding. At the time of the reverse split, there were 15,635,859 common shares outstanding.

On January 12, 2011, the Company issued 400,000 shares of restricted common stock valued at $40,000 to Shiryu Kobashikawa as director’s compensation. There were 556,374 common shares outstanding at this time.

On January 21, 2011, the Company issued 195,000 shares of restricted common stock to Jet Neko KK for consideration of $78,313. There were 751,374 common shares outstanding at this time.

On April 29, 2011, the Company effectuated a 1:100 forward split, the number of common shares authorized is increased from 50,000,000 to 5,000,000,000, and the par value of common shares is adjusted from $0.1 to $0.001.

On April 29, 2011, the Company splits its issued and outstanding common stock at 100 shares for every 1 share outstanding. At the time of the stock split, there were 75,137,400 common shares outstanding.

The Company has two classes of stock: common and preferred. The number of common shares authorized is 5,000,000,000 with $0.001 par value. As of September 30, 2011, the number of common shares outstanding is 75,137,400. The Company also has 10,000,000 preferred shares authorized with a par value of $0.01 and none outstanding.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 6             RECENT ACCOUNTING PRONOUNCEMENTS

The adoption of these accounting standards had the following impact on the Company’s statement of income and financial condition:

In June 2011, the FASB issued ASU 2011-05 Comprehensive income (Topic 220) Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 is intended to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS), the FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this Update. The amendments require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its results of operations or financial position.

In May 2011, the FASB issued ASU 2011-04 Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 is intended to consistent with the Memorandum of Understanding and the Boards’ commitment published in 2006 to achieving that goal, the amendments in this Update are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRSs). The Boards worked together to ensure that fair value has the same meaning in U.S. GAAP and in IFRSs and that their respective fair value measurement and disclosure requirements are the same (except for minor differences in wording and style). The Boards concluded that the amendments in this Update will improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRSs. The amendments in this Update explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its results of operations or financial position.

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-9”). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 6             RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2010, FASB issued ASU2010-6 Improving Disclosures about Fair Value Measurements (“ASU 2010-6”). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to gave a material impact on its results of operations or financial position.

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification (“ASU 2010-2”). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation – Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with he difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting January 1, 2010. The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company’s results of operations or financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise’s involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASU 2009-17 to have a material impact on its results of operations or financial position.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 6             RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets (“ASU 2009-16”). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140. The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASU 2009-16 to have material impact on its results of operations or financial positions.

NOTE 7             SUBSEQUENT EVENTS

We have evaluated significant events and transactions that occurred from October 1, 2011 through the date of this report and have determined that there were no events or transactions other than those disclosed in this report, if any, that would require recognition or disclosure in our Financial Statements for the period ended September 30, 2011.

JET NEKO INC.
(FORMERLY KNOWN AS CATTLEMAN’S INC
AND OMOPLATA, INC)
Financial Statements
For The Year Ended December 31, 2010
(Stated in US Dollars)

JET NEKO INC
(FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC)

FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2010

AN INDEPENDENT AUDITOR’S REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
JET NEKO INC

We have audited the balance sheets of Jet Neko Inc. “the Company”, (formerly known as Cattleman’s Inc. and Omoplata, Inc.) as of December 31, 2010 and the related statement of operations and cash flows for the period March 26, 2010 (date of reconstitution) through December 31, 2010, and the statement of stockholder’s deficit for the year ended December 31, 2010. These financial statements were the responsibility of the Company’s management. Our responsibility was to express an opinion on these financial statements based on my audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements were free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and the related statement of operations and cash flow for the period March 26, 2010 (date of reconstitution) through December 31, 2010 and the statement of stockholder’s deficit for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Further information and management’s plans in regard to this uncertainty were also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Dominic K.F. Chan & Co
Certified Public Accountants
Hong Kong, January 20, 2012

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December	December
	31, 2010	31, 2009
	(audited)	(audited)

ASSETS

CURRENT
Cash	$-	$-

TOTAL ASSETS	$-	$-

LIABILITIES AND SHAREHOLDER EQUITY

LIABILITIES
Accrued expense	$10,000	$-

TOTAL LIABILITIES	$10,000	$-

SHAREHOLDER EQUITY
SHARE CAPITAL
Preference shares – 10,000,000 authorized,
par value $0.01
- issued and fully paid - nil	$-	$-
Common shares – 50,000,000 authorized,
par value $0.1 (December 31, 2009 - $0.001)
- issued and fully paid – 156,374
(December 31, 2009 – 5,635,859)	$15,636	$5,636

Additional Paid in capital	$(5,636)	$(5,636)

DEFICIT	$(20,000)	$-

TOTAL SHAREHOLDER EQUITY	$(10,000)	$-

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$-	$-

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

March 26,
2010
(Reconstitution)
through
December 31,
2010
(audited)

REVENUE	$-

OTHER REVENUE
Gains from write-off of notes payables	1,501

Total revenue	1,501

EXPENSES
General and administrative	(21,501)

Total Expenses	(21,501)

NET LOSS	$(20,000)

WEIGHTED AVERAGE SHARES OUTSTANDING	211,461

NET LOSS PER SHARE	$(0.09)

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF SHAREHOLDER DEFICIT
FOR THE YEAR FROM JANUARY 1, 2010 TO DECEMBER 31, 2010

			ADDITIONAL
	COMMON SHARES		PAID IN
	NUMBER	AMOUNT	CAPITAL	DEFICIT	TOTALS

Balance – January 1, 2010	5,635,859	5,636	(5,636)	-	-

Shares issued for services, June 11, 2010	10,000,000	10,000	-	-	10,000

Reverse split – 100 for 1	(15,479,485)	-	-	-	-

Net loss	-	-	-	(20,000)	(20,000)

Balance – December 31, 2010	156,374	$15,636	$(5,636)	$(20,000)	$(10,000)

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

March 26,
2010
(Reconstitution)
through
December 31,
2010
(audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,000)
Stock issued for services rendered	10,000
Changes in assets and liabilities
Accrued expense	10,000

NET CASH FLOWS USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Note payable – shareholder	-

NET CASH FLOWS FROM FINANCING ACTIVITIES	-

Net Change in Cash	-

Cash and Cash Equivalents – beginning of period	-

Cash and Cash Equivalents – end of period	$-

SUPPLEMENTARY INFORMATION
Interest paid	$-

Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 1	DECRIPTION OF BUSINESS

Organization and Basis of Presentation

Jet Neko, Inc. which was previously known as Cattleman’s Inc. (“the Company”) was incorporated in the State of Delaware on July 22, 1991.

On February 6 2008 the Company’s charter was revoked by the State of Delaware. The Company no longer retained a Resident Agent in the State of Delaware. The Company’s shares were listed on the Pink Sheets under the symbol “CTLO”. The Company’s officers and directors ceased acting on behalf of the Company and abandoned their obligations to the Company and its shareholders. As a result, the Company was considered dormant since February 6, 2008.

On March 26, 2010 (date of reconstitution of the corporation), Peter Klamka was appointed receiver for the corporation by Wayne Country Circuit Court, Detroit Michigan (Case number 09-016463-CB). Under Mr. Klamka’s receivership and with funds supplied by Barton PK, LLC, a Michigan limited liability company, the Company reinstated its charter.

On April 1, 2010, the Company terminated registration under Section 12(g) of the Securities and Exchange Act of 1934.

On June 11, 2010, Peter Klamka issued to Barton PK, LLC 10,000,000 shares of restricted common stock in exchange for $10,000 in costs and expenses in conjunction with the receivership. Peter Klamka, the managing member of Barton PK, LLC, become the role of sole officer and director of the Company at that time.

On July 14, 2010, the Company effected a 100 for 1 reserve stock split.

On July 15, 2010, the Company changed its name to Omoplata, Inc.

On December 24, 2010, Peter Klamka resigned as an officer and director. Shiryu Kobashikawa, current President and Chief Executive Officer, became the sole officer and director.

On December 25, 2010, Jet Neko Co. Ltd. acquired 100,000 shares of its common stock from Barton PK, LLC, and changed its name to Jet Neko, Inc.

The Company is currently headquartered in Miyazaki, Japan. From March 26, 2010 (date of reconstitution) through December 31, 2010, the Company had no operations.

The Company’s fiscal year end is December 31.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 1	DECRIPTION OF BUSINESS (CONTINUED)

Basis of Presentation – Development Stage Company

The Company is currently considered a development stage company. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception of the development stage to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

The Company has treated its accounting of the current year as a quasi-reorganization and as such has revalued all prior assets, liabilities and accumulated retained earnings or deficit as an adjustment to additional paid in capital.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments, purchased with an original maturity of three months or less, to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

Our financial instruments as defined by the FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments”, include cash, investments and other current liabilities. All instruments except investments are accounted for on a historical costs basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2010 and 2009. Investments are adjusted to fair market value at each reporting period.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value Measurements (Continued)

Effective January 1, 2008, the Company adopted FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments”. The provisions of FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments are applicable to all of the Company’s assets and liabilities that are measured and recorded at fair value. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments” establishes a new framework for measuring fair value and expands related disclosures. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments “ defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants. FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments” establishes a fair value hierarchy that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy defined are described below.

Level 1:
Quoted prices are available in active markets for identical assets or liabilities. Active markets are those in which transaction for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3:
Pricing inputs include significant inputs that are generally unobservable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. Level 3 instruments include those that may be more structured or otherwise tailored to the Company’s needs.

As required by FASB SAC Topic dealing with “Disclosures about Fair Value of Financial Instruments, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earning Per Share

The Company has adopted the FASB ASC Topic regarding earnings per share, which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share. There were no common stock equivalents outstanding on December 31, 2010 and 2009.

Deferred and Current Income Taxes

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting. A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

Income taxes are provided based upon the liability method of accounting pursuant to the FASB ASC Topic concerning Income Taxes. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by the FASB ASC Topic concerning Income Taxes to allow recognition of such an asset.

Investments

The Company accounts for its marketable securities, which are classified as trading securities, in accordance with generally accepted accounting principles for certain investments in debt and equity securities, which requires that trading securities be carried at fair value. Unrealized gains and losses due to changes in fair value as well as realizes gains and losses resulting from sales of securities are reported as Other Income/ Expenses in the statement of operations. Fair value of the securities is based upon quoted market prices in active markets or estimated fair value when quoted market prices are not available. The cost basis for realized gains and losses is determined on a specific identification basis.

Stock-based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at January 1, 2006. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services and compensation from inception through the period ended as presented. The total amount of common stock issued for services was $10,000 from reconstitution through December 31, 2010.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based Compensation (Continued)

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the service provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

NOTE 3	GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period from reconstitution through December 31, 2010, the Company has had no operations. As of December 31, 2010, the Company has not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to commence a commercially viable operation and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time hat funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as going concern.

NOTE 4	FEDERAL INCOME TAXES

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

For the year ended December 31, 2010 and 2009, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward is approximately $20,000 as at December 31, 2010, and will expire beginning in the year 2031. Annual use of the net operating loss may be limited by Internal Revenue Code section 382 due to an ownership change.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 4	FEDERAL INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	December 31,	December 31,
	2010	2009

Deferred tax asset attributable to
Net operating loss carryover	$6,800	$-
Valuation allowance	(6,800)	-

Net deferred tax assets	$-	$-

NOTE 5	CAPITAL STOCK TRANSACTIONS

The Company issued 10,000,000 shares of common stock to reimburse a shareholder for costs and expenses totaling $10,000 on June 11, 2010.

On July 14, 2010, the Company reverse split its issued and outstanding common stock at 1 share for every 100 shares outstanding. At the time of the reverse split, there were 15,635,859 common shares outstanding.

The Company has two classes of stock: common and preferred. The number of common shares authorized is 50,000,000 with $0.1 par value. As of December 31, 2010, the number of common shares outstanding is 156,374. The Company also has 10,000,000 preferred shares authorized with a par value of $0.01 and none outstanding.

NOTE 6	RECENT ACCOUNTING PRONOUNCEMENTS

The adoption of these accounting standards had the following impact on the Company’s statement of income and financial condition:

In June 2011, the FASB issued ASU 2011-05 Comprehensive income (Topic 220) Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 is intended to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. To increase the prominence of items reported in other comprehensive income and to facilitate convergence of U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRS), the FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this Update. The amendments require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its results of operations or financial position.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 6	RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In May 2011, the FASB issued ASU 2011-04 Fair Value Measurement (Topic 820) Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 is intended to consistent with the Memorandum of Understanding and the Boards’ commitment published in 2006 to achieving that goal, the amendments in this Update are the result of the work by the FASB and the IASB to develop common requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. generally accepted accounting principles (GAAP) and International Financial Reporting Standards (IFRSs). The Boards worked together to ensure that fair value has the same meaning in U.S. GAAP and in IFRSs and that their respective fair value measurement and disclosure requirements are the same (except for minor differences in wording and style). The Boards concluded that the amendments in this Update will improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRSs. The amendments in this Update explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. The Company does not expect the adoption of ASU 2011-05 to have a material impact on its results of operations or financial position.

In February 2010, FASB issued ASU 2010-9 Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-9”). ASU 2010-9 amends disclosure requirements within Subtopic 855-10. An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC’s requirements. ASU 2010-9 is effective for interim and annual periods ending after June 15, 2010. The Company does not expect the adoption of ASU 2010-09 to have a material impact on its results of operations or financial position.

In January 2010, FASB issued ASU2010-6 Improving Disclosures about Fair Value Measurements (“ASU 2010-6”). ASU 2010-6 provides amendments to subtopic 820-10 that require separate disclosure of significant transfers in and out of Level 1 and Level 2 fair value measurements and the presentation of separate information regarding purchases, sales, issuances and settlements for Level 3 fair value measurements. Additionally, ASU 2010-6 provides amendments to subtopic 820-10 that clarify existing disclosures about the level of disaggregation and inputs and valuation techniques. ASU 2010-6 is effective for financial statements issued for interim and annual periods ending after December 15, 2010. The Company does not expect the adoption of ASU 2010-06 to gave a material impact on its results of operations or financial position.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 6	RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In January 2010, FASB issued ASU 2010-2 Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification (“ASU 2010-2”). ASU 2010-2 addresses implementation issues related to the changes in ownership provisions in the Consolidation – Overall Subtopic (Subtopic 810-10) of the FASB Accounting Standards Codification, originally issued as FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. Subtopic 810-10 establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interests of a subsidiary. An entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary. Upon deconsolidation of a subsidiary, an entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value. The gain or loss includes any gain or loss associated with he difference between the fair value of the retained investment in the subsidiary and its carrying amount at the date the subsidiary is deconsolidated. In contrast, an entity is required to account for a decrease in ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction. ASU 2010-2 is effective for the Company starting January 1, 2010. The Company does not expect the adoption of ASU 2010-2 to have a material impact on the Company’s results of operations or financial position.

In December 2009, FASB issued ASU 2009-17 Consolidations (Topic 810) Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”). ASU 2009-17 amends the FASB ASC for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in ASU 2009-17 replace the quantitative-based risks and rewards calculation for determining which enterprise, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. ASU 2009-17 also requires additional disclosures about an enterprise’s involvement in variable interest entities. ASU 2009-17 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASU 2009-17 to have a material impact on its results of operations or financial position.

In December 2009, FASB issued ASU 2009-16 Transfers and Servicing (Topic 860) Accounting for Transfers of Financial Assets (“ASU 2009-16”). ASU 2009-16 amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140. The amendments in ASU 2009-16 improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASU 2009-16 to have material impact on its results of operations or financial positions.

JET NEKO INC
FORMERLY KNOWN AS CATTLEMAN’S INC AND OMOPLATA, INC
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANICAL STATEMENTS

NOTE 7	SUBSEQUENT EVENTS

On January 12, 2011, the Company issued 400,000 shares of restricted common stock valued at $40,000 to Shiryu Kobashikawa as director’s compensation.

On January 17, 2011, the Company acquired 25 shares of common stock representing 100% shares of Jet Neko KK, a Japanese Corporation, for 10,000 yen.

On January 21, 2011, the Company issued to 195,000 shares of restricted common stock to Jet Neko KK for consideration of $78,313.

On March 16, 2011, Jet Neko Co., Ltd. a Japanese Corporation, was merged into Jet Neko KK that was wholly owned by the Corporation and changed its name to Jet Neko Co. Ltd. The Company’s business operations are conducted through its wholly-owned subsidiary, Jet Neko Co. Ltd, a Japanese Corporation, located in Miyazaki, Japan. Jet Neko Co. Ltd. develops and sells computer software and hardware and solar energy cell phone chargers and batteries in Japan.

On April 29, 2011, the Company effectuated a 1:100 forward split, the number of common shares authorized is increased from 50,000,000 to 5,000,000,000, and the par value of common shares is adjusted from $0.1 to $0.001.

On April 29, 2011, the Company splits its issued and outstanding common stock at 100 share for every 1 share outstanding. At the time of the stock split, there were 75,137,400 common shares outstanding.

On July 11, 2011, the Company entered into a six-month consulting agreement with Wakabayashi Fund LLC, a Japanese limited liability company (“Wakabayashi”), pursuant to which Wakabayashi will provide consulting services to assist the Company to obtain financing for working capital purposes for a monthly retainer of 1,000,000 yen to be paid on the 14th day of each month commencing July 14, 2011. Wakabayashi is also entitled to 100,000 shares of our common stock as a non-refundable retainer and 7% of any equity financing introduced through Wakabayashi as a success fee.

Item 14.         Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None

The Board of Directors has not established an audit committee and does not have an audit committee financial expert.

Item 15.         Financial Statements and Exhibits

(a)  Financial Statements

Annual financial statements for the fiscal year ended December 31, 2010 (Audited)

•	Balance Sheets as of December 31 , 2010 and December 31, 2009
•	Statements of Operations for the period March 26, 2010 (date of reconstitution) through December 31, 2010
•	Statement of Stockholders’ Deficit from January 1, 2010 to December 31, 2010
•	Statements of Cash Flows for the period March 26, 2010 (date of reconstitution) through December 31, 2010
•	Notes to Financial Statements

Interim financial statements for the nine months ended September 30, 2011 (Unaudited)

•	Balance Sheets as of September 30, 2011 (unaudited) and December 31 , 2010 (unaudited);
•
Statements of Operations for the three months ended September 30, 2011 and 2010 and the nine months ended September 30, 2011 (unaudited) and September 30, 2010 (unaudited) and from March 26, 2010 (date of reconstitution) through September 30, 2011;

•	Statement of Stockholders’ Deficit from January 1, 2010 to September 30, 2011 (unaudited);
•	Statements of Cash Flows for the nine months ended September 30, 2011 (unaudited) and September 30,2010 (unaudited) and from March 26, 2010 (date of reconstitution) through September 30, 2011;
•	Notes to Financial Statements

(b)  The exhibits listed below are filed as part of this Form 10.

Exhibit	Description

2.1	Merger Agreement
3.1	Certificate of Incorporation
3.2	Certificate of Amendment, dated April 23, 2010
3.3	Certificate of Amendment, dated July 14, 2011
3.4	Certificate of Amendment, dated December 27, 2011
3.5	Certificate of Amendment, dated August 2, 2011
3.6	Certificate of Amendment, dated September 1, 2011
3.7	By-laws
10.1	Subscription Agreement, executed January 27, 2011 between Jet Neko, Inc. and Shiryu Kobashikawa, and Jet Neko KK
10.2	Consulting Agreement, dated July 11, 2011 between Jet Neko, Inc. and Wakabayashi Fund LLC
10.3	Land & Building Agreement, dated March 21, 2008, between Jet Neko Co., Ltd and Nakano Kanri Co.. Ltd.
10.4	Form of Sales Agreement
10.5	Share Purchase Agreement, dated January 17, 2011 between Shiryu Kobashikawa, Jet Neko KK, and Jet Neko, Inc.
10.6	Stock Purchase Agreement, entered into on July 11, 2011 between Shiryu Kobashikawa and Hong Kong Alliance Fund, Limited.
21	List of Subsidiaries

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JET NEKO, INC.

Dated: February 9, 2012	By:	/s/ Shiryu Kobashikawa
Name: Shiryu Kobashikawa
Title: President and Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Shiryu Kobashikawa	President and, Chief Executive and Operating Officer, Secretary, Treasurer and Director	February 9, 2012
Shiryu Kobashikawa	(Principal Executive, Financial, and Accounting Officer)